Exhibit 10.2


                            STOCK OPTION AGREEMENT
                                   UNDER THE
                    NEUROLOGIX, INC. 2000 STOCK OPTION PLAN

                  STOCK OPTION AGREEMENT (this "Agreement") entered into as of this 21st day of September, 2004 (the "Date of Grant"), pursuant to the 2000 Stock Option Plan (the "Plan") of NEUROLOGIX, INC. (the "Company"), by and between the Company, a Delaware corporation, and MICHAEL SORELL (the "Optionee"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

                  WHEREAS, pursuant to the Employment Agreement entered into by and between the Company and the Optionee, dated as September 21, 2004 (the "Employment Agreement") the Company has agreed to grant the Optionee the opportunity to purchase shares of the Company's common stock, par value $.001 (the "Stock"), as hereinafter provided and subject to the terms and conditions hereof;

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed and do hereby agree as follows:

         1. Number of Shares. The Company hereby grants to the Optionee an option to purchase 250,000 shares of Stock (the "Base Grant") and an option to purchase 900,000 shares of Stock (the "Incentive Grant" and together with the Base Grant, the "Option"), in each case subject to adjustment as provided in
Section 2 hereof, on the terms and conditions herein set forth. Subject to the specific limitations of Section 422 of the Internal Revenue Code of 1986, as amended, it is the intention of the Company that the Option qualify and be treated as an incentive stock option as described in said Section 422.

         2. Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Optionee hereunder, then the Board shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of stock issued or issuable in respect of the Option, and (ii) the Exercise Price (as defined below) of the Option.

         3. Option Price. The purchase price of the Stock subject to the Option shall be $0.75 per share (the "Exercise Price"), subject to adjustment as provided in Section 2 hereof.

         4. Term and Exercisability of Option.

                  (a) Unless the Option is previously cancelled pursuant to this Agreement, the Option Term shall commence on the Date of Grant and terminate on the tenth anniversary of the Date of Grant. Upon the termination of the Option, all rights of the Optionee hereunder shall cease.

                  (b) Exercisability of Option. Subject to Section 6 hereof, the right of the Optionee to purchase shares with respect to which this Option has become exercisable as herein provided may be exercised in whole or in part at any time or from time to time, prior to the tenth anniversary of the Date of Grant.

                  (i) Base Grant. The Base Grant shall vest with respect to
(A) 25,000 shares on the date hereof, (B) 100,000 shares on March 31, 2005,
(C) 100,000 shares on December 31, 2005 and (D) 25,000 shares on March 31, 2006, and shall become exercisable with respect to (x) 125,000 shares on March 31, 2005, (y) 100,000 shares on December 31, 2005 and (z) 25,000 shares on
March 31, 2006.

                  (ii) Incentive Grant. Except as otherwise provided in this subparagraph 4(b)(ii), notwithstanding anything to the contrary herein, the Incentive Grant shall expire on June 30, 2005 if, for any reason, the Company has not closed a financing(s) and/or Corporate Payment transaction (as that term is defined in the Employment Agreement) with gross proceeds of at least five million dollars ($5 million) on or prior to such date. If the Company does close a financing(s) described above prior to June 30, 2005, at a price per share of Company common stock that is at least $1.30 but less than $2.65 (without taking into account the value of warrants, if any, included in the financing(s)), then, upon closing of such financing(s), one percent (1%) of the shares of Company common stock underlying the Incentive Grant shall expire for each $0.03 decrement of price below $2.65 per share. The unexpired portion of the Incentive Grant shall vest one-third on the closing of the last financing on or prior to June 30, 2005, and two-thirds monthly ratably over the subsequent twenty-four (24) month period, provided that the Executive remains either a director or an officer of the Company during such time. For purposes of this paragraph 4(b), the "price per share" shall be calculated using the weighted average of all financings done at a price greater than or equal to $1.30 prior to June 30, 2005. In the event that all equity offerings done at prices per share greater than $1.30 do not equal five million ($5 million), then Corporate Payments shall be included in calculating the five million ($5 million) threshold referred to in this paragraph 4(b).

                  (iii) Change of Control. In the event that there is consummated a transaction pursuant to which (A) in the case of a merger or other reorganization, the Company is not the surviving entity or (B) the Company sells all or substantially all of its assets ("Change of Control"), then all outstanding stock options, whether vested or unvested, exercisable or not exercisable, shall vest and become exercisable, provided that the Incentive Grant shall vest only if, and to the extent that the condition for exercisability thereof set forth in subparagraph 4(b)(ii) shall have been satisfied on or before the closing of such Change of Control; and provided that this paragraph 4(b)(iii) shall not apply to any Change of Control in which: (i) a majority of the Board of Directors of the Company remains the same before and after the Change of Control; or (ii) the Optionee continues to be employed by the Company in accordance with the terms of the Employment Agreement after the Change of Control.

         5. Payment. Upon the exercise of all or any portion of the Option, the Exercise Price of the shares being purchased shall be paid in full either
(a) in cash or by check, (b) by tendering previously acquired shares of Stock, that if acquired from the Company has been held by the Optionee for at least six months, having an aggregate fair market value at the time of exercise equal to the total Exercise Price, (c) by a combination of (a) and (b), or (d) with approval by the Board, through a broker cashless exercise procedure, if such procedure has been established by the Company at the time of exercise.

         6. Termination.

                  (a) In the event that the Optionee's employment with the Company is terminated by the Company other than for Cause (as defined in the Employment Agreement) or is terminated by the Executive for Good Reason (as defined in the Employment Agreement), the Option, whether vested or unvested, exercisable or not exercisable, shall as of the Date of Termination (as defined in the Employment Agreement), vest and become exercisable, provided that the Incentive Grant shall vest only if, and to the extent, the condition for exercisability thereof shall have been satisfied on or before the Date of Termination. The vested portion of the Option shall remain exercisable by the Optionee for a period of ninety (90) days from the Date of Termination, but in no event beyond the original term of the Option, and shall thereafter terminate.

                  (b) In the event that the Optionee's employment with the Company shall be terminated by the Company for Cause (as defined in the Employment Agreement), then any outstanding unvested portion of the Option shall immediately terminate. The vested portion of the Option shall remain exercisable by the Executive for a period of ninety (90) days from the Termination Date, but in no event beyond the original term of the Option, and shall thereafter terminate.

                  (c) If the Optionee dies while in the employ of the Company or if the Optionee's employment is terminated by reason of the Optionee's Disability (as defined in the Employment Agreement), the Option, whether vested or unvested, exercisable or not exercisable, shall as of the Termination Date, vest and become exercisable, provided that the Incentive Grant shall vest only if, and to the extent, the condition for exercisability thereof shall have been satisfied on or before the Termination Date. The vested portion of the Option shall remain exercisable by the Executive or the Executive's legal representative for a period of ninety (90) days from the Termination Date, but in no event beyond the original term of the Option, and shall thereafter terminate.

                  (d) If the Optionee terminates his employment (other than for Good Reason (as defined in the Employment Agreement) or by reason of his death or Disability), then the Option shall immediately terminate without regard to whether such Option or portion thereof is vested and/or exercisable; provided, however, that the Option shall not terminate if the Executive remains on the Board of Directors or if the Executive and the Company reach a mutually acceptable agreement regarding the Option.

                  (e) Notwithstanding anything to the contrary in this Section 6, the Option shall not be exercisable later than the date of termination set forth in Section 4(a) hereof.

         7. Rights of Optionee.

                  (a) The Optionee shall have none of the rights of a stockholder with respect to the shares covered by the Option until the shares are issued to the Optionee upon exercise of the Option.

                  (b) The Option shall not interfere with or limit in any way the right the Company may have to terminate the Optionee's employment with the Company nor confer upon the Optionee any right to continue to be an employee of the Company.

         8. Nontransferability of Option. The Option shall not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee.

         9. Notification.

                  (a) The Option shall be exercised by written notification of exercise substantially in the form of Exhibit A hereto and delivered to the Secretary of the Company in accordance with subsection (b) of this Section 9. Such notification shall specify the number of shares of Stock to be purchased and the manner in which payment is to be made.

                  Any notification required or permitted hereunder shall be addressed to the Company, to the attention of the Secretary at One Bridge Plaza, Fort Lee, New Jersey 07024 and to the Optionee at 245 Woodbury Road, Washington, Connecticut 06793 and deposited, postage prepaid, in the United States mail; provided, however, that a notification of exercise pursuant to subsection (a) of this Section 8 shall be effective only upon receipt by the Secretary of the Company of such notification and all necessary documentation, including full payment for the shares. Either party may, by notification to the other given in the manner aforesaid, change the address for future notices.

         10. Tax Withholding. The Company shall have the power and the right to require the Optionee to remit to it an amount sufficient to satisfy any Federal, state, local, employment and other taxes required by law to be withheld as a result of any taxable event arising in connection with the Option in accordance with the terms of the Plan.

         11. Conditions to Issuance. The Option, the exercise of the Option and the other obligations of the Company under the Plan and the Option shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under the Option as the Company may consider appropriate and may require the Optionee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

         12. Incorporation of Plan; Governing Law; Interpretation.

                  (a) The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Agreement are subject to all terms and conditions of the Plan. To the extent that any provision in this Agreement is inconsistent with the Plan, the provisions of this Agreement shall control.

                  (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws.

                  (c) The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its determination and decisions shall be final, conclusive and binding upon the Optionee and his legal representative in respect of any questions arising under the Plan or this Agreement.

         13. Miscellaneous.

                  (a) This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Optionee and his personal representatives and assigns.

                  (b) The failure of the Company or the Executive to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

                  (c) This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Optionee has hereunto set his hand, all as of the day and year set forth above.



                                             NEUROLOGIX, INC.




                                             By:    /s/ Mark S. Hoffman
                                                    ---------------------------
                                             Name:      Mark S. Hoffman
                                             Title:     Secretary and Treasurer

ACCEPTED:

/s/ Michael Sorell
------------------
    Michael Sorell


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Exhibit A
INSERT DATE
                               NAME OF OPTIONEE
                              ADDRESS OF OPTIONEE
                               ________________
                                    _______

                      NOTICE OF EXERCISE OF STOCK OPTION
                      PURSUANT TO 2000 STOCK OPTION PLAN

                                                                       DATE

NEUROLOGIX, INC.
One Bridge Plaza
Fort Lee, New Jersey 07024
Attn: Secretary

Gentlemen:

         Reference is made to the stock option that Neurologix, Inc. (the "Company") granted to me by Agreement dated September 21, 2004 which Agreement is incorporated herein by reference. Let this letter serve as my Notice of Exercise of such option with respect to __________ shares of the Company's Common Stock at the exercise price of $0.75 per share.

              I wish to make payment of the exercise price for the shares as indicated below (check one or more boxes):

                           ____ Cash; my check in the amount of $_________ is
                  enclosed herewith.

                           ____ Previously acquired shares of Stock;
                  __________ such shares with a total fair market value of $__________ are enclosed herewith.

                           ____ ["Broker cashless exercise"; I understand that
                  of the __________ shares I am purchasing by this method, the net number that I will receive is __________. Note: This method of exercise may not be permitted by the Board.]

         In exercising this stock option, if the option shares are not registered under the Securities Act of 1933, as amended, I hereby agree, warrant and represent to the Company that:

         1. The certificate evidencing said shares will bear the following legend in conspicuous type:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold, transferred, pledged, hypothecated or offered for sale in the absence of an effective registration statement relating to such shares under such Act or a written opinion of counsel to Neurologix, Inc. that such registration is not required."

         2. I am acquiring said shares for my investment account and do not have the present intention of reselling or distributing any of said shares.

         3. I have no contract, understanding, agreement, or arrangement with any person to sell or transfer to such person or to any third person any of said shares, and I have no present plan to enter into any such contract, understanding, agreement or arrangement.

         4. I do not presently have in mind any future sale or other disposition of any of said shares, upon the occurrence or nonoccurrence of any predetermined event or circumstance.

         5. I have had access to the Company's reports as filed with the Securities and Exchange Commission and to its press releases.

         6. I have sufficient knowledge and experience in financial and business matters to be able to evaluate the merits and risks of this investment and to bear the economic risks of this investment.

         7. I acknowledge that the Company has no obligation to issue a certificate evidencing any shares owned by me until the purchase price of said shares is fully paid as set forth herein.

         8 I am enclosing cash and/or a certified or bank check payable to the Company in an amount equal to the sum of any local, state and federal withholding taxes due.

         9. With respect to any shares received pursuant to an option that is intended to qualify as an incentive stock option as described in Section 422 of the Internal Revenue Code of 1986, as amended, I agree to notify the Company in writing immediately after I make a disqualifying disposition of any such shares before the later of (a) two years after the date of grant (September 22, 2004) or (b) one year after the date that I acquire the shares by exercising such incentive stock option.

                                                              Sincerely,


                                                              NAME OF OPTIONEE

                             REQUIRED INFORMATION
                             --------------------

Name and Address                            ____________________
                                            ____________________
                                            ____________________

Telephone Number                            ____________________
Social Security Number                      ____________________